Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Voyager Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share	Other	17,822,928 (2)	$3.33 (3)	$59,350,351 (3)	$153.10 per $1,000,000	$9,086.54
Total Offering Amounts					$59,350,351		$9,086.54
Total Fee Offsets							—
Net Fee Due							$9,086.54

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of a number of shares issuable under the 2025 Stock Incentive Plan (the “2025 Plan”) equal to the sum of: (i) 3,631,952 shares of common stock; and (ii) such additional number of shares of common stock (up to 14,190,976 shares) as is equal to the sum of (x) the number of shares of common stock reserved for issuance under the 2015 Stock Option and Incentive Plan (the “2015 Plan”) that remained available for grant under the 2015 Plan immediately prior to the date that the 2025 Plan was approved by the registrant’s stockholders and (y) the number of shares of common stock subject to awards granted under the 2015 Plan that were outstanding as of the date that the 2025 Plan was approved by the registrant’s stockholders and which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the registrant at their original issuance price pursuant to a contractual repurchase right.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Global Select Market on June 3, 2025.